UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 4, 2018

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2018, the Board of Directors of Second Sight Medical Products, Inc. (the “Company”) granted options to certain of its officers and other executives pursuant to the Second Sight Medical Products, Inc. 2011 Equity Incentive Plan as follows:

Name	Title	Amount
Will McGuire	President and Chief Executive Officer	450,000
Robert Greenberg, M.D., Ph.D.	Chairman	140,000
Steve Okland	Commercial Vice President, U.S. and Canada	140,000
Ted Randolph	Vice President of Manufacturing	45,000
Greg Cosendai	Vice President Clinical Affairs	65,000
Amit Kukreja	Vice President Global Reimbursement & Market Access	65,000
David Jacques	Vice President – Research & Development	125,000
Frank Vandeputte	Vice President and General Manager, EMEA	30,000

The options have a strike price of $2.06 per share, which was the closing price of Company’s shares as reported by Nasdaq on the date of grant, January 4, 2018. The options have a 10-year term, and vest 25% on the one year anniversary of the grant date and 6.25% each calendar quarter thereafter until fully vested, with the validity of the options hinging on continued employment with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2018

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ Thomas B. Miller

By: Thomas B. Miller

Chief Financial Officer